UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2008

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

Item 7.01	Regulation FD Disclosure

On February 25, 2008, First Place Financial Corp.’s President and Chief Executive Officer, Steven R. Lewis, and Chief Financial Officer, David W. Gifford, made presentations at investor meetings sponsored by Sidoti & Company, LLC to several institutional investors in Chicago, Illinois. Their presentations included slides containing financial information not previously released. The financial information presented today at the investor meetings is contained in slides, which are attached as Exhibit 99.1 to this Form 8-K, and is incorporated herein by reference. The financial information presented contains non-GAAP financial measures, which have been explained and reconciled with GAAP financial measures in Exhibit 99.2 which is attached hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

d) Exhibits.

Exhibit No.	Description
99.1	Copy of slides used in investor presentations to institutional investors sponsored by Sidoti & Company, LLC in Chicago, Illinois on February 25, 2008.

99.2	Reconciliation from non-GAAP financial measures to GAAP financial measures used in slides in investor presentations to several brokerage firms in Chicago, Illinois on February 25, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: February 25, 2008	By:	/s/ David W. Gifford
David W. Gifford
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Copy of slides used in investor presentations to institutional investors sponsored by Sidoti & Company, LLC in Chicago, Illinois on February 25, 2008.

99.2	Reconciliation from non-GAAP financial measures to GAAP financial measures used in slides in investor presentations to several brokerage firms in Chicago, Illinois on February 25, 2008.